Exhibit 99.1
FOR IMMEDIATE RELEASE
Seven Hills Realty Trust Announces First Quarter 2023 Results
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Newton, MA (April 24, 2023): Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter ended March 31, 2023, which can be found at the Quarterly Results section of SEVN's website at https://sevnreit.com/investors/financial-information/default.aspx.
A conference call to discuss SEVN's first quarter 2023 results will be held on Tuesday, April 25, 2023 at 11:00 a.m. Eastern Time. The conference call may be accessed by dialing (866) 739-7850 or (412) 317-6592 (if calling from outside the United States or Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay passcode is 7674605. A live audio webcast of the conference call will also be available in a listen only mode on SEVN's website, at www.sevnreit.com. The archived webcast will be available for replay on SEVN's website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of SEVN.
About Seven Hills Realty Trust
Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

Contact:
Kevin Barry, Director, Investor Relations
(617) 332-9530